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                                                                    Exhibit 21.1


The following is a list of the Company's current subsidiaries, all of which are wholly-owned:


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                                             Organized Under
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Subsidiary Name                              The Laws Of
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VideoServer International Inc.               Massachusetts
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VideoServer Foreign Sales Corporation        Barbados
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VideoServer Securities Corporation           Massachusetts
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The following is a subsidiary of VideoServer International, Inc. which is wholly-owned:

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                                             Organized Under
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Subsidiary Name                              The Laws Of
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VideoServer Ltd.                             United Kingdom
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